UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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BLACKROCK INNOVATION AND GROWTH TERM TRUST

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BlackRock Announces Changes to BlackRock Innovation and Growth Term Trust (BIGZ)

New York, January 21, 2025 – BlackRock Advisors, LLC announced today that the Board of Trustees of BlackRock Innovation and Growth Term Trust (NYSE: BIGZ) (the “Trust”) has approved certain changes to the Trust’s investment policies (collectively, the “Strategy Changes”).

As part of the Strategy Changes, the Trust will (i) adopt a new non-fundamental investment policy to invest, under normal market conditions, at least 80% of its total assets in a combination of equity securities issued by U.S. and non-U.S. technology and privately held companies (the “80% Policy Change”), (ii) amend the Trust’s fundamental investment restriction with respect to industry concentration to allow the Trust to concentrate its investments in one or more industries (the “Fundamental Restriction Change”) and (iii) change its diversification status under the Investment Company Act of 1940 from diversified to non-diversified (the “Diversification Status Change”). Each of the Fundamental Restriction Change and the Diversification Status Change are subject to shareholder approval; however, shareholder approval is not required for the 80% Policy Change. No changes are being proposed with respect to the Trust’s investment objectives.

The 80% Policy Change and other Strategy Changes, other than the Fundamental Restriction Change and the Diversification Status Change which are subject to shareholder approval, are expected to be effective on or about February 20, 2025. In connection with the 80% Policy Change, the Board has approved changing the Trust’s name to “BlackRock Technology and Private Equity Term Trust.” In addition, the Trust will change its ticker symbol to “BTX,” and the Trust’s current portfolio management team will be replaced by Tony Kim and Reid Menge, in each case effective upon the implementation of the Strategy Changes on February 20, 2025. The Trust will seek shareholder approval of the Fundamental Restriction Change and the Diversification Status Change at a special meeting of shareholders to be held in the second quarter of 2025.

The biography of each of the new portfolio managers is set forth below.

Tony Kim, Managing Director, is a member of the Fundamental Equities division of BlackRock’s Portfolio Management Group. Mr. Kim is a portfolio manager and head of the technology sector and runs the Global Technology funds. Mr. Kim joined BlackRock in 2013. He has over 26 years of experience in investment management and M&A, focused exclusively on the technology sector. He has worked at companies including Artisan Partners, Credit Suisse Asset Management, Neuberger Berman, Merrill Lynch, and SG Warburg. Mr. Kim has an MBA from Columbia Business School, and a BS in Industrial

Engineering from the University of Illinois Urbana-Champaign. Mr. Kim is also on the DFI board at Columbia Business School.

Reid Menge, Managing Director, is a member of the Fundamental Equities division of BlackRock’s Portfolio Management Group. He is co-portfolio manager for the Global Technology equity portfolios and responsible for coverage of the technology sector. Prior to joining BlackRock in 2014, Mr. Menge was an Associate Director of Equity Research at UBS covering global technology. From 2006 to 2009, he was an investment research analyst at Citigroup responsible for global software. From 2003 to 2006, Mr. Menge was a member of the Prudential Equity Group, where he was responsible for enterprise software coverage. Mr. Menge began his investment career in 2001 at Credit Suisse First Boston as an analyst for fixed income sales. Mr. Menge earned a BA degree in History from Cornell University in 2001.

Additional Information about the Strategy Changes

This press release is not intended to, and does not solicit a proxy from any shareholder of the Trust. The solicitation of proxies to effect the Conversion will only be made by a definitive Proxy Statement.

This press release references a Proxy Statement, to be filed by the Trust. The Proxy Statement has yet to be filed with the SEC. After the Proxy Statement is filed with the SEC, it may be amended or withdrawn. The Trust and its trustees, officers and employees, and BlackRock, and its shareholders, officers and employees and other persons may be deemed to be participants in the solicitation of proxies with respect to the Fundamental Restriction Change and the Diversification Status Change. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of the Trust’s trustees, officers and employees, and BlackRock and its shareholders, officers and employees and other persons by reading the Proxy Statement when it is filed with the SEC. INVESTORS AND SECURITY HOLDERS OF THE TRUST ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONVERSION. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVE, RISKS, CHARGES AND EXPENSES OF THE TRUST CAREFULLY. THE PROXY STATEMENT WILL CONTAIN INFORMATION WITH RESPECT TO THE INVESTMENT OBJECTIVE, RISKS, CHARGES AND EXPENSES OF THE TRUST. The Proxy Statement will not constitute an offer to buy or sell securities, in any state where such offer or sale is not permitted. Security holders may obtain free copies (when it becomes available) of the Proxy Statement and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, free copies (when it becomes available) of the Proxy Statement and other documents filed with the SEC may also be obtained by directing a request to BlackRock at (800) 882-0052.

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate

Availability of Trust Updates

BlackRock will update performance and certain other data for the Trust on a monthly basis on its website in the “Closed-end Funds” section of www.blackrock.com as well as certain other material information as necessary from time to time. Investors and others are advised to check the website for updated performance information and the release of other material information about the Trust. This reference to BlackRock’s website is intended to allow investors public access to information regarding the Trust and does not, and is not intended to, incorporate BlackRock’s website in this release.

Forward-Looking Statements

This press release, and other statements that BlackRock or the Trust may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the Trust or BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

With respect to the Trust, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the Trust or the Trust’s net asset value; (2) the relative and absolute investment performance of the Trust and its investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, and regulatory, supervisory or enforcement actions of government agencies relating to the Trust or BlackRock, as applicable; (8) terrorist activities, international hostilities, health epidemics and/or pandemics and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (9) BlackRock’s ability to attract and retain highly talented professionals; (10) the impact of BlackRock electing to provide support to its products from time to time; and (11) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

Annual and Semi-Annual Reports and other regulatory filings of the Trust with the Securities and Exchange Commission (“SEC”) are accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, and may discuss these or other factors that affect the Trust. The information contained on BlackRock’s website is not a part of this press release.

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